                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-2

                          Casella Waste Systems, Inc.
                (Name of Registrant as Specified In Its Charter)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transacion applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          CASELLA WASTE SYSTEMS, INC.
                              25 GREENS HILL LANE
                             RUTLAND, VERMONT 05701

                            ------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 2000

                            ------------------------

To the stockholders of

  CASELLA WASTE SYSTEMS, INC.:

    The annual meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 17, 2000 at 11:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont, 05751, for the purpose of considering and voting upon the following matters:

    1.  To elect three Class III directors for the ensuing three years;

    2. To ratify the selection of Arthur Andersen LLP as independent auditors of the company for the current fiscal year; and

    3. To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

    The board of directors has no knowledge of any other business to be transacted at the annual meeting.

    We have included a copy of the company's annual report to stockholders for the fiscal year ended April 30, 2000 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

    Stockholders of record of Class A common stock, Class B common stock or Series A convertible preferred stock of the company at the close of business on August 30, 2000 are entitled to receive this notice and to vote at the annual meeting.

    THE COMPANY URGES YOU TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IN ORDER TO MAKE SURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, WE ALSO URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                          By order of the Board of Directors,

September 12, 2000                                     John W. Casella
Rutland, Vermont                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                          CASELLA WASTE SYSTEMS, INC.

                              25 GREENS HILL LANE

                             RUTLAND, VERMONT 05701

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 17, 2000

    This proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of Casella Waste Systems, Inc. for the annual meeting of stockholders to be held on Tuesday, October 17, 2000 at 11:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont, 05751, including any postponements or adjournments thereof.

    The notice of the annual meeting, this proxy statement, the company's annual report to stockholders for the fiscal year ended April 30, 2000, "fiscal 2000", and the enclosed proxy are being mailed to stockholders on or about
September 14, 2000.

VOTING OF PROXIES

    All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the company how to vote, the shares will be voted "FOR" approval of the proposals set forth in the notice of the annual meeting to which this proxy statement is attached.

    A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must either:

    - file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

    - duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

    - attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

    Any written notice of revocation or subsequent proxy should be sent to the company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

    If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

STOCKHOLDERS ENTITLED TO VOTE

    The company's board of directors has fixed August 30, 2000 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of the company's voting stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On August 30, 2000, there were 22,195,971 shares of Class A common stock, 988,200 shares of Class B common stock and 55,750 shares of Series A convertible preferred stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted to the annual meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted to the annual meeting. Each share of Series A convertible preferred stock entitles the record holder to the number of votes equal to the number of whole shares of Class A common stock into which the shares of Series A convertible preferred stock are convertible as of the record date. As of the record date, each share of Series A convertible preferred stock was entitled to approximately 71 votes on each matter properly submitted to the annual meeting.

VOTES REQUIRED

    The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, Class B common stock and Series A convertible preferred stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the annual meeting. Shares of common stock and preferred stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

    If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the annual meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter.

    The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of common stock and preferred stock, voting together as a class, entitled to vote at the annual meeting is required for the election of the Class III directors. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of common stock and preferred stock, voting together as a class, entitled to vote at the annual meeting is required for the ratification of the selection of the company's independent auditors for the current fiscal year ending April 30, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of August 15, 2000, regarding the beneficial ownership of shares of the company's voting stock by (a) each person or entity known by the company to own beneficially more than 5% of the outstanding shares of a class of voting stock, (b) each director and director nominee of the company, (c) each of the "named executive officers", as described in the Summary Compensation Table below, and (d) the directors and executive officers of the company as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and/or convertible preferred stock currently exercisable or convertible or exercisable or convertible within 60 days of August 15, 2000 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each officer and director of the company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

    The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all voting securities of the company. This column reflects the conversion of shares of Class B common stock and Series A convertible preferred stock into shares of Class A common stock of the company.

                                                                                            SERIES A
                                                                                          CONVERTIBLE
                                          CLASS A COMMON         CLASS B COMMON            PREFERRED
                                              STOCK                   STOCK                  STOCK                TOTAL
                                      ----------------------   -------------------   ----------------------     OWNERSHIP
                                                      % OF       # OF       % OF       # OF          % OF       OF EQUITY
NAME OF BENEFICIAL OWNER              # OF SHARES    CLASS      SHARES     CLASS      SHARES        CLASS     SECURITIES (%)
------------------------              -----------   --------   --------   --------   --------      --------   --------------
5% STOCKHOLDER
Funds affiliated with Berkshire
  Partners LLC(1)...................   3,982,142(2)   15.2          --        --      55,750(3)     100.0          15.2
EXECUTIVE OFFICERS AND DIRECTORS
John W. Casella(4)..................   1,341,250       5.8     494,100(5)   50.0          --           --           5.8
James W. Bohlig(6)..................     700,000       3.1          --        --          --           --           3.1
Jerry S. Cifor(7)...................     341,656       1.5          --        --          --           --           1.5
Martin J. Sergi(8)..................     176,817         *          --        --          --           --             *
Douglas R. Casella(9)...............   1,341,250       5.8     494,100(10)   50.0         --           --           5.8
John F. Chapple III(11).............     192,643         *          --        --          --           --             *
George J. Mitchell(12)..............      16,575         *          --        --          --           --             *
D. Randolph Peeler..................   3,982,142(13)   15.2         --        --      55,750(3)     100.0          15.2
Gregory B. Peters(14)...............      21,684         *          --        --          --           --             *
Ross Pirasteh(15)...................     333,062       1.5          --        --          --           --           1.3
Wilbur L. Ross, Jr.(16).............      11,475         *          --        --          --           --             *
Executive officers and directors as
  a group (11 people)(17)...........   8,458,887      29.3     988,200     100.0      55,750        100.0          29.3

--------------------------

* Represents less than 1% of the outstanding shares of the respective class of voting stock of the company.

(1) The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02116.

(2) Assumes the conversion of 55,750 shares of Series A convertible preferred stock into shares of Class A common stock. Such shares of Series A convertible preferred stock are convertible at any time at the discretion of the holder thereof. See footnote (3).

(3) Holders of Series A convertible preferred stock are entitled to approximately 71 votes for each share of Series A convertible preferred stock that they own. Each share of Series A convertible preferred stock is convertible into approximately 71 shares of Class A common stock.

(4) Includes (a) 268,500 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000, (b) 4,800 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, and (c) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(5) Holders of Class B common stock are entitled to ten votes for each share of Class B common stock.

(6) Includes (a) 430,000 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(7) Includes 273,656 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(8) Includes 75,815 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(9) Includes (a) 268,500 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000, (b) 1,600 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(10) Holders of Class B common stock are entitled to ten votes for each share of Class B common stock.

(11) Includes 2,000 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(12) Includes 16,575 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(13) Assumes the conversion of 55,750 shares of Series A convertible preferred stock into shares of Class A common stock. Such shares of Series A convertible preferred stock are convertible at any time. Series A convertible preferred stock is indicated as owned by Mr. Peeler due to his affiliation with Berkshire Partners LLC. Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners.

(14) Includes 2,000 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(15) Includes 130,097 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(16) Includes 11,475 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000.

(17) Includes (a) 1,528,618 shares of Class A common stock issuable on the exercise of options or warrants within 60 days of August 15, 2000,
    (b) 988,200 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis, and
    (c) 3,982,142 shares of Class A common stock issuable at any time upon the conversion of Series A convertible preferred stock.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The company has three classes of directors, consisting of four Class I directors, three Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The three Class III directors are proposed for election this year to serve as members of the board of directors until the 2003 annual meeting of stockholders, or until their successors are elected and qualified.

    The persons named in the enclosed proxy will vote at the annual meeting to elect, as Class III directors, Messrs. John W. Casella, John F. Chapple III and Wilbur L. Ross, Jr., the three director nominees named below, unless the proxy is marked otherwise. Messrs. Casella, Chapple and Ross are currently members of the board of directors.

    Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unable to serve if elected.

    Set forth below for each director, including the director nominees, is information as of August 15, 2000 with respect to (a) his name and age, (b) his position and offices at the company, (c) his principal occupation and business experience during the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the company.

                                         DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING THE
NAME                            AGE       SINCE               PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                          --------   --------   -----------------------------------------------------------
CLASS III DIRECTORS
NOMINEES TO BE ELECTED AT
THE ANNUAL MEETING (TERMS
EXPIRING IN 2000)

John W. Casella                49         1993      Mr. Casella has served as president and chief executive
                                                    officer of the company since 1993. Mr. Casella served as
                                                    chairman of the board of directors of the company from 1993 to December 1999. Mr. Casella has served as chairman of the board of directors of Casella Waste Management, Inc. since
                                                    1977. Mr. Casella has actively supervised all aspects of
                                                    company operations since 1976, sets overall corporate
                                                    policies, and serves as chief strategic planner of
                                                    corporate development. Mr. Casella is also an executive
                                                    officer and director of Casella Construction, Inc., a
                                                    company owned by Mr. Casella and Douglas R. Casella which
                                                    specializes in general contracting, soil excavation and
                                                    related heavy equipment work. Mr. Casella is the brother of
                                                    Douglas R. Casella.*

John F. Chapple III            59         1994      From August 1989 to July 1994, Mr. Chapple was president
                                                    and owner of Catamount Waste Services, Inc., a central
                                                    Vermont hauling and landfill operation, which was purchased by the company in May 1994. Mr. Chapple has been retired
                                                    since 1995.* **

                                         DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING THE
NAME                            AGE       SINCE               PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                          --------   --------   -----------------------------------------------------------
Wilbur L. Ross, Jr.            62         1999      From 1997 to December 1999, Mr. Ross served as a director
                                                    of KTI, Inc., an integrated solid waste processing company and now a wholly owned subsidiary of the company. Mr. Ross has served as a managing director of Rothschild Inc., an
                                                    investment banking firm, since 1976 and senior managing
                                                    director since 1988. Mr. Ross is chief executive officer
                                                    and director of News Communications, Inc., a publisher of
                                                    community oriented newspapers. Mr. Ross is a director of
                                                    Mego Financial Corp., a developer of timeshare properties, and Syms Corp., a clothing retailer.**

CLASS I DIRECTORS
(TERMS EXPIRING IN 2001)

Douglas R. Casella             44         1993      Mr. Casella founded Casella Waste Management, Inc. in 1975.
                                                    Mr. Casella has served as vice chairman of the board of
                                                    directors of the company since 1993. Since 1989,
                                                    Mr. Casella has served as president of Casella
                                                    Construction, Inc., a company owned by Mr. Casella and John
                                                    W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Since 1975,
                                                    Mr. Casella has served as president of Casella Waste
                                                    Management, Inc. Mr. Casella is the brother of John W.
                                                    Casella.

Ross Pirasteh                  62         1999      Mr. Pirasteh has served as chairman of the board of
                                                    directors since December 1999. From January 1999 to the
                                                    present, Mr. Pirasteh has served as a director of Oakhurst
                                                    Company, Inc., a company which owns two distributors in the automotive aftermarket and in which KTI, Inc., a wholly
                                                    owned subsidiary of Casella, owns a minority interest. From
                                                    September 1997 to December 1999, Mr. Pirasteh served as
                                                    chairman of the board of directors of KTI, Inc. From
                                                    April 1995 to December 1996, Mr. Pirasteh served as a
                                                    management consultant to KTI, Inc., providing consulting
                                                    with respect to bank financing and structural organization.

                                         DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING THE
NAME                            AGE       SINCE               PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                          --------   --------   -----------------------------------------------------------
George J. Mitchell             66         1999      From June 1998 to December 1999, Mr. Mitchell served as a
                                                    director of KTI, Inc., an integrated solid waste processing company and now a wholly owned subsidiary of Casella.
                                                    Senator Mitchell is special counsel to the law firm of
                                                    Verner, Liipfert, Bernhard, McPherson & Hand in Washington,
                                                    D.C. and senior counsel to the firm of Preti, Flaherty,
                                                    Beliveau, Pachios & Haley in Portland, Maine. He served as a United States Senator for fifteen years beginning in
                                                    1980, and was Senate Majority Leader from 1989 to 1995.
                                                    Senator Mitchell is a director of UNUM/ Provident
                                                    Corporation, a disability insurance company, FedEx
                                                    corporation, an international provider of transportation
                                                    and delivery services, Xerox Corporation, a manufacturer of photocopier equipment, The Walt Disney Company, an
                                                    entertainment company, and Staples, Inc., an office supply company. Senator Mitchell is also a trustee of Starwood
                                                    Hotels & Resorts. Senator Mitchell has also served as
                                                    chairman of the peace negotiations in Northern Ireland, the ethics committee of the U.S. Olympic Committee and the
                                                    National Health Care Commission.*

D. Randolph Peeler             36         2000      Mr. Peeler has been a managing director of Berkshire
                                                    Partners, a venture capital firm, since January 2000. From
                                                    May 1997 to December 1999, Mr. Peeler served as a vice
                                                    president of Berkshire Partners and from June 1996 to
                                                    April 1997 as a senior associate. From 1994 to June 1996,
                                                    Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded.
                                                    Prior to 1994, Mr. Peeler served as chief of staff for the
                                                    Assistant Secretary for Economic Policy in the United
                                                    States Department of the Treasury. Mr. Peeler was also a
                                                    consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology, and professional
                                                    services industries.* ** ***

                                         DIRECTOR   PRINCIPAL OCCUPATION, OTHER BUSINESS EXPERIENCE DURING THE
NAME                            AGE       SINCE               PAST FIVE YEARS AND OTHER DIRECTORSHIPS
----                          --------   --------   -----------------------------------------------------------
CLASS II DIRECTORS (TERMS
EXPIRING IN 2002)

James W. Bohlig                54         1993      Mr. Bohlig has served as senior vice president and chief
                                                    operating officer of the company since 1993 with primary
                                                    responsibility for business development, acquisitions and
                                                    operations. From 1989 until he joined the company,
                                                    Mr. Bohlig was executive vice president and chief operating officer of Russell Corporation, a general contractor and
                                                    developer based in Rutland, Vermont. Mr. Bohlig is a
                                                    director of Consumat Environmental Systems, Inc., a
                                                    designer and manufacturer of incineration and pollution
                                                    control equipment.

Gregory B. Peters              54         1993      Mr. Peters has been a general partner of Vermont Venture
                                                    Capital Partners, L.P., a venture capital management
                                                    company which is the general partner of The Vermont Venture
                                                    Capital Fund, L.P.; a general partner of North Atlantic
                                                    Capital Partners, L.P., a venture capital management
                                                    company which is the general partner of North Atlantic
                                                    Venture Fund II, L.P; and a general partner of North
                                                    Atlantic Investors, a venture capital management company
                                                    which is the general partner of North Atlantic Venture Fund
                                                    II L.P.* ** ***

Martin J. Sergi                43         1999      Mr. Sergi has served as executive vice president-business
                                                    development of the company since December 1999. From
                                                    September 1996 through December 1999, Mr. Sergi served as
                                                    president of KTI, Inc., an integrated solid waste
                                                    processing company and now a wholly owned subsidiary of the company. From October 1985 to August 1998, Mr. Sergi
                                                    served as chief financial officer of KTI, Inc. Since
                                                    October 1985, Mr. Sergi has served as a director of
                                                    KTI, Inc. and from May 1985 to August 1998 as vice chairman of the board of directors.

------------------------

  * Member of the Compensation Committee

 ** Member of the Audit Committee

*** Member of the Stock Plan Subcommittee

    See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for information concerning the board of directors, including those who are nominees for election as Class III directors.

    The holders of Class A common stock, voting separately as a class, will at all times be entitled to elect at least one director. Mr. Peters, a Class II director, was nominated as the designee of the holders of Class A common stock at the 1999 annual meeting of stockholders to serve as a member of the board of directors until the 2002 annual meeting of stockholders.

    Pursuant to the terms of a preferred stock purchase agreement dated as of June 28, 2000 by and among the company, Berkshire Fund V Investment Corp., Berkshire Investors LLC, BancBoston Capital Inc., RGIP, LLC, and Squam Lake Investors IV, L.P., such entities, and permitted transferees, voting separately as a class, will at all times be entitled to nominate one director, who shall also be appointed to each committee of the board of directors, provided that such persons continue to hold at least 20% of the shares of Series A convertible preferred stock, or shares of common stock issuable upon conversion of such shares, purchased by them pursuant to the preferred stock purchase agreement. The company agreed to use reasonable efforts to have such person elected as a director of the company. Mr. D. Randolph Peeler, a Class I director and a member of the compensation and audit committees and stock plan subcommittee of the board of directors, was nominated as the designee of the holders of Series A convertible preferred stock to serve as a member of the board of directors until the 2001 annual meeting of stockholders.

    Messrs. Pirasteh and Sergi were elected to the board of directors pursuant to the terms of an agreement and plan of merger dated as of December 14, 1999, as amended, by and between the company and KTI, Inc., now a wholly owned subsidiary of the company. In addition, the employment agreements by and between the company and each of Messrs. John W. Casella, Bohlig, Pirasteh and Sergi provide that each such person shall be elected as a director of the company. The company agreed to use its best efforts to assure such person is elected as a director of the company.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The board of directors met 10 times, including by telephone conference, during fiscal 2000. All directors attended at least 75% of the meetings of the board of directors and the meetings of the committees on which they served held during the period that they served on the board of directors or such committees.

    The board of directors has established a compensation committee. The compensation committee, which currently consists of Messrs. John W. Casella, Chapple, Mitchell, Peters and Peeler, reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company. In addition, the compensation committee consults with management regarding pension and other benefit plans and compensation policies and practices of the company. The stock plan subcommittee of the compensation committee, which currently consists of Messrs. Peters and Peeler, administers the issuance of stock options and other awards under the company's stock option plans to executive officers and approves the compensation of Mr. John W. Casella. The compensation committee held two meetings during fiscal 2000. The stock plan subcommittee held one meeting during fiscal 2000. Mr. Peeler was appointed to the compensation committee and the stock plan subcommittee in August 2000.

    The board of directors has also established an audit committee. The audit committee currently consists of Messrs. Chapple, Peters, Ross and Peeler. The audit committee reviews the professional services provided by the company's independent auditors, the independence of the auditors from management of the company and the company's annual financial statements and system of internal accounting controls. The audit committee also reviews such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the company as it may find appropriate or as may be brought to its attention. The audit committee held one meeting during fiscal 2000. Mr. Peeler was appointed to the audit committee in August 2000.

    The company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.

COMPENSATION OF DIRECTORS

    The company reimburses non-employee directors for expenses incurred in attending board of directors and committee meetings. In addition, non-employee directors of the company receive $3,000 for each fiscal quarter that the non-employee director continues to serve on the board of directors, $1,000 for each meeting of the board of directors that the non-employee director attends in person and $500 for each meeting of a committee of the board of directors that the non-employee director attends in person. In addition, each non-employee director receives an option to purchase 7,500 shares of Class A common stock under the company's Amended and Restated 1997 Non-Employee Director Stock Option Plan upon the non-employee director's initial election to the board of directors. Each non-employee director also receives an option to purchase 7,500 shares of Class A common stock at the time of each annual meeting of stockholders of the company. Each such option is exercisable at a price per share equal to the fair market value of the company's Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the board of directors at the time of the anniversary of the date of grant. On December 8, 1999, Messrs. Chapple and Peters were each granted an option to purchase 7,500 shares of Class A common stock of the company under the Amended and Restated 1997 Non-Employee Director Stock Option Plan. On August 30, 2000, Mr. Peeler was granted an option to purchase 7,500 shares of Class A common stock of the company under such plan.

    In addition to the foregoing, Mr. Mitchell receives compensation of $10,000 for each fiscal quarter that he serves on the board of directors of the company. This compensation is payable each quarter in such number of shares of Class A common stock of the company that are purchasable by dividing $10,000 by the closing price of a share of Class A common stock as reported on The Nasdaq National Market on the last business day of each fiscal quarter for which such compensation is being paid. These shares are issued under our Amended and Restated 1997 Stock Incentive Plan.

    In addition, in connection with the company's acquisition of KTI, Mr. Pirasteh entered into an employment agreement with the company. The employment agreement is for a term of three years and is automatically renewable for additional terms of one year. During the three years, Mr. Pirasteh is entitled to a specified annual base salary and a bonus consisting of cash, stock options or a combination thereof in an amount determined by the company's compensation committee prior to the conclusion of each fiscal year, and to a severance package upon the termination of his employment. Pursuant to this agreement, for fiscal 2000, Mr. Pirasteh's base salary was set at $250,000.
Mr. Pirasteh has also agreed not to compete with the company for a period of two years after the termination of his employment within 300 miles of any facility operated by the company during the term of his employment. In addition, Mr. Pirasteh has agreed that during this period, he will not solicit customers or accounts or other employees of the company. In the event Mr. Pirasteh were to terminate his employment voluntarily and as a result he is not entitled to severance, the non-compete would not apply unless the company continues to pay his base salary. In the event of a termination of Mr. Pirasteh's employment without cause, the company will be required to pay him an amount equal to
(a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under the agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Pirasteh will continue to receive benefits for a period of three years from the date of termination. In the event that Mr. Pirasteh terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of Mr. Pirasteh's employment, he will receive the payments described in the preceding two sentences plus an additional payment intended to compensate him for taxes payable in connection with the severance payments. In addition, such employment agreement provides that Mr. Pirasteh shall be elected as a director of the company. The company agreed to use its best efforts to assure that he is elected as a director of the company.

    The company also made a loan to Mr. Pirasteh during fiscal 2000. See "Certain Relationships and Related Transactions."

    The company has also entered into or engaged in certain transactions with directors of the company or affiliates of directors of the company. See "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the compensation committee of the board of directors are Messrs. John W. Casella, Chapple, Mitchell, Peters and Peeler. The current members of the stock plan subcommittee of the board of directors are Messrs. Peters and Peeler. Mr. Casella has served as president and chief executive officer of the company since 1993. Mr. Peeler was elected to the compensation committee and the stock plan subcommittee in August 2000.

    The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella and Douglas R. Casella, a director, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2000, the company paid Casella Construction, Inc. an aggregate of $5,338,000.

    The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, call for aggregate monthly payments of $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In addition, the company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bore rent at $950 per month and which expired in May 1999. In fiscal 2000, the company paid Casella Associates an aggregate of $179,000 for such leases. In November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

    The company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2000, the company paid an aggregate of $5,000 pursuant to this arrangement.

    In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc., the company entered into a lease in June 1994 with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2000, the company paid CV Landfill, Inc. an aggregate of $53,800.

    On March 2, 2000, the company made a loan to Mr. John W. Casella, the president and chief executive officer of the company, in the amount of $750,000. The terms of the loan provide for the payment of accrued interest on a quarterly basis and for the repayment of principal upon demand. Interest on the loan accrues monthly at the prime rate (9% annually at April 30, 2000) and is adjusted on a monthly basis. The largest aggregate amount of indebtedness outstanding for Mr. Casella since the beginning of fiscal 2000 was $761,136. As of August 2, 2000, an amount of $12,555 was outstanding under the loan.

    On June 28, 2000, the company entered into a preferred stock purchase agreement with Berkshire Fund V Investment Corp. and Berkshire Investors LLC. Pursuant to the agreement, the company sold an aggregate of 55,750 shares of its Series A convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $55,750,000. In connection with entering into the agreement, the company agreed, among other things, not to declare or pay any dividends other than on account of the Series A convertible preferred stock and common stock of the company so long as 15% of the initial number of shares of Series A convertible preferred stock remained outstanding, without first obtaining the affirmative consent of the holders of at least 50% of the then outstanding shares of Series A convertible preferred stock.

    The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

    The Series A convertible preferred stock purchasers and their permitted transferees are entitled to certain rights with respect to the registration under the Securities Act of 1933 of certain shares of the company's Class A common stock, including shares of Class A common stock that were or may be acquired pursuant to the conversion of shares of Series A convertible preferred stock. In the event the company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Series A convertible preferred stockholders will be entitled to include shares in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration some or all of their registrable shares. The Series A convertible preferred stockholders have the additional right to require the company to prepare and file registration statements under the Securities Act with respect to all of the registrable shares if such holders hold 20% of such shares and an aggregate value of at least $5,000,000 so request. The company is required to use its best efforts to effect such registration, subject to certain conditions and limitations.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, or written representations from reporting persons that no Form 5 filing was required for such person, the company believes that, during fiscal 2000, all filings required to be made by reporting persons of the company were timely made in accordance with the requirements of the Exchange Act other than the late filing of a Form 4 by each of Messrs. Chapple and Peters relating to an option grant, and the late filing of a Form 4 by Mr. Robert G. Banfield reporting the purchase of Class A common stock, which was reported on a Form 5.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    The following table sets forth for each of the last three fiscal years the cash compensation paid and the shares underlying options granted to (a) the company's chief executive officer and (b) each of the other executive officers who received annual compensation in excess of $100,000 during fiscal 2000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                             ANNUAL                    AWARDS
                                                          COMPENSATION              ------------
                                               ----------------------------------    SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      FISCAL YEAR    SALARY     BONUS     COMPENSATION   OPTIONS (#)    COMPENSATION (1)
---------------------------      -----------   --------   --------   ------------   ------------   ----------------
John W. Casella................      2000      $254,568   $     --    $    3,874(2)     75,000          $   500
  President and Chief Executive      1999      $162,157   $ 60,000    $1,638,575(3)     90,000          $   500
  Officer                            1998      $156,965   $ 50,000    $   14,279(2)         --          $   500

James W. Bohlig................      2000      $242,500   $     --    $       --       150,000          $   500
  Senior Vice President and          1999      $152,109   $181,287    $  882,700(3)    150,000          $   500
  Chief Operating Officer            1998      $146,591   $ 50,000            --            --          $    --

Jerry S. Cifor.................      2000      $222,500   $     --    $       --       125,000          $33,480(4)
  Vice President and Chief           1999      $132,430   $ 50,000    $  413,120(3)    110,000          $   500
  Financial Officer                  1998      $126,235   $ 42,000    $       --            --          $   500

--------------------------

(1) Consists of amount paid by the company to the named executive officer's account in the company's 401(k) plan, unless otherwise noted. Does not include loans made to certain of the named executive officers during fiscal 2000. See "Certain Relationships and Related Transactions."

(2) Consists of life insurance premiums paid by the company on behalf of the named executive officer.

(3) Consists of the difference between the price paid by the named executive officer upon exercise of a stock option and the fair market value of the Class A common stock which he received on the date of exercise.

(4) Consists of (i) $32,980 paid to Mr. Cifor in recognition of settlement of an obligation of the company to issue Mr. Cifor shares of Class A common stock of the company upon his initial employment and (ii) $500 paid by the company to the named executive officer's account in the company's 401(k) plan.

OPTIONS GRANTS TABLE

    The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of the company's Class A common stock during fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                  NUMBER OF        PERCENT                                 ANNUAL RATES OF STOCK
                                  SECURITIES   OF TOTAL OPTIONS                           PRICE APPRECIATION FOR
                                  UNDERLYING      GRANTED TO      EXERCISE                    OPTION TERM (3)
                                   OPTIONS       EMPLOYEES IN     OR BASE    EXPIRATION   -----------------------
NAME                              GRANTED(1)     FISCAL YEAR      PRICE(2)      DATE          5%          10%
----                              ----------   ----------------   --------   ----------   ----------   ----------
John W. Casella.................    75,000            5.4%         $17.12(4)  9/15/04     $  205,575   $  595,575

James W. Bohlig.................   150,000           10.8%         $15.56     9/15/09     $1,468,050   $3,721,050

Jerry S. Cifor..................   125,000            9.0%         $15.56     9/15/09     $1,223,375   $3,100,875

--------------------------

(1) Each option is immediately exercisable with respect to one-half of the options granted and shall become exercisable with respect to the remaining one-half of such options on the first anniversary of the date of grant.

(2) Options were granted at the fair market value determined as of the date of the grant, based upon the last reported sale price of the Class A common stock on the Nasdaq National Market.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Class A common stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the company's estimate of future stock price growth. Actual gains if any, on stock option exercise and the Class A common stock holdings are dependent on the timing of the exercise and the future performance of the Class A common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) Mr. Casella's options were granted at 10% over the fair market value on the date of grant.

FISCAL YEAR-END OPTION VALUE TABLE

    The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended 2000. None of the named executive officers exercised any options to purchase shares of the company's Class A common stock during fiscal 2000.

                         FISCAL YEAR END OPTION VALUES

                                                           NUMBER OF SHARES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS AT               IN-THE-MONEY OPTIONS
                                                          APRIL 30, 2000 (#)         AT APRIL 30, 2000 ($)(1)
                                                      ---------------------------   ---------------------------
NAME                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                  -----------   -------------   -----------   -------------
John W. Casella.....................................    217,500     37,500           $462,188     --
  President and Chief
  Executive Officer

James W. Bohlig.....................................    355,000     75,000           $607,163     --
  Senior Vice President and
  Chief Operating Officer

Jerry S. Cifor......................................    219,155     62,500           $210,192     --
  Vice President and
  Chief Financial Officer

--------------------------

(1) These values have been calculated on the basis of the last sale price of the company's Class A common stock on the Nasdaq National Market as of April 30, 2000 of $7.4375 per share, less the aggregate exercise price.

EMPLOYMENT AGREEMENTS

    Each of Messrs. John W. Casella, Bohlig, Cifor and Martin J. Sergi, executive vice president--business development, has an employment agreement with the company. Each employment agreement commenced as of December 14, 1999 for a term of three years and is automatically renewable for additional terms of one year. During the three years, each of these employees will be entitled to a specified annual base salary and a bonus consisting of cash, stock options or a combination thereof in an amount determined by the company's compensation committee prior to the conclusion of each fiscal year, and to a severance package upon the termination of their employment. Pursuant to their agreements, in fiscal 2000, the base salary of Mr. John W. Casella was $262,000, the base salary of Mr. Bohlig was $250,000, the base salary of Mr. Cifor was $230,000 and the base salary of Mr. Sergi was $250,000.

    Each such employee has also agreed not to compete with the company for a period of two years after the termination of the employee's employment within 300 miles of any facility operated by the company during the term of his employment. In addition, each employee has agreed that during this period, he will not solicit customers or accounts or other employees of the company. In the event an employee were to terminate his employment voluntarily and as a result he is not entitled to severance, the non-compete would not apply unless the company continues to pay the employee's base salary. In the event of a termination of the employee's employment without cause, the company will be required to pay the employee an amount equal to (a) three times the sum of
(i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to the employee under the agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, the employee will continue to receive benefits for a period of three years from the date of termination. In the event that the employee terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of the employee's employment, the employee will receive the payments described in the preceding two sentences plus an additional payment intended to compensate the employee for taxes payable in connection with the severance payments.

    In addition, each such employment agreement provides that each of Messrs. John W. Casella, Bohlig and Sergi shall be elected as a director of the company. The company agreed to use its best efforts to assure such person is elected as a director of the company.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The compensation committee of the board of directors reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company. In addition, the compensation committee consults with the company's management regarding pension and other benefit plans and compensation policies and practices of the company.

    The compensation committee, including its stock plan subcommittee, seeks to achieve three broad goals in connection with the company's executive compensation program. First, the compensation committee seeks to reward executives for the achievement of business objectives of the company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of Class A common stock of the company. Finally, the compensation committee structures its executive compensation program so as to enable it to attract and retain key executives.

    To achieve these objectives, the compensation program for the company's executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the company's stock option plans.

    In determining base salaries for the executive officers, the compensation committee evaluates the executive's experience, length of service, historical salary level, the responsibilities of the specific executive position and the consistent performance of each senior executive. In addition, the compensation committee assesses the company's financial and operational performance for the prior fiscal year and the competitiveness of the company's executive compensation program and executive compensation packages of comparable companies. To the extent determined to be appropriate, the compensation committee also considers general economic conditions and forecasts. To ensure retention of qualified management, the company has entered into employment agreements with its executive officers. The employment agreements establish annual base salary amounts that the compensation committee may increase.

    The compensation committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining company objectives and the company's overall growth. The employment agreements of each of the executive officers provides that each of these employees will be entitled to a bonus consisting of cash, stock options or a combination thereof in an amount determined by the compensation committee prior to the conclusion of each fiscal year. In fiscal 2000, the compensation committee determined not to pay any bonuses to the executive officers of the company.

    The executive officers are also eligible to receive stock options under the company's stock option plans. The compensation committee believes that it is to the company's advantage to increase the interest of the executives in the company's welfare, as these employees share the primary responsibility for the company's management and growth. In addition, the compensation committee believes that, because new option grants are generally set at fair market value, the grants have the effect of "re-setting" the executive's price targets for Class A common stock. Moreover, the company's stock options provide a significant non-cash form of compensation, which is intended to benefit the company by enabling it to continue to attract and to retain qualified personnel without negatively impacting cash flow. The stock plan subcommittee administers the issuance of stock options and other awards under the company's stock option plans to the executive officers. See "Report of the Stock Plan Subcommittee on Executive Compensation".

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Internal Revenue Code. In this regard, the company has limited the number of shares subject to stock options which may be granted to the company's employees in a manner that complies with the performance-based requirements of
Section 162(m). Based on the compensation awarded to the chief executive officer and the other named executive officers of the company, it does not appear that the Section 162(m) limitation will have a significant impact on the company in the near term. Incentive stock-based awards granted prior to fiscal 1999 by the company generally qualify as a performance-based compensation pursuant to the "grandfather" provision of Section 162(m).

                                          COMPENSATION COMMITTEE (as of April
                                          30, 2000)

                                          John W. Casella
                                          John F. Chapple III
                                          Gregory B. Peters

REPORT OF THE STOCK PLAN SUBCOMMITTEE ON EXECUTIVE COMPENSATION

    The stock plan subcommittee of the compensation committee administers the issuance of stock options and other awards under the company's stock option plans to the company's executive officers and approves the compensation of Mr. John W. Casella.

    The use of stock options is a significant element of the compensation packages of the company's executive officers. The timing of new grants depends upon a number of factors, including the executives' current stock and option holdings and such other factors as the stock plan subcommittee deems relevant. In fiscal 2000, the stock plan subcommittee granted stock options to Messrs. John W. Casella, Bohlig and Cifor. In its determination to grant stock options to these named executive officers, the stock plan subcommittee specifically considered the company's growth through its acquisition strategy, and the efforts necessary to realize the operational efficiencies arising from such acquisitions. When recommending the grant of stock options, it has been the policy of the stock plan subcommittee to recommend that the exercise price of the options be equal to the fair market value of a share of Class A common stock of the company as of the date of grant. The compensation of the chief executive officer is based upon the same elements and measures of performance as is the compensation for the company's other executive officers.

                                          STOCK PLAN SUBCOMMITTEE (as of April
                                          30, 2000)

                                          John F. Chapple III
                                          Gregory B. Peters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella and Douglas R. Casella, a director, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2000, the company paid Casella Construction, Inc. an aggregate of $5,338,000.

    The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, call for aggregate monthly payments of approximately $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In addition, the company leases furniture and fixtures from Casella Associates pursuant to an operating lease which bore rent at $950 per month and which expired in May 1999. In fiscal 2000, the company paid Casella Associates an aggregate of $179,000 for such leases. In
November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

    The company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2000, the company paid an aggregate of $5,000 pursuant to this arrangement.

    In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc., the company entered into a lease in June 1994 with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2000, the company paid CV Landfill, Inc. an aggregate of $53,800.

    On or about October 30, 1997, Mr. Matthew M. Freeman commenced a civil lawsuit against the company and Messrs. James W. Bohlig and John W. Casella in the Vermont Superior Court, Rutland County. Mr. Freeman claims to have performed services for the company prior to 1995 and in his lawsuit is seeking a three percent equity interest in the company or the monetary equivalent thereof, as well as punitive damages. The company and Messrs. Bohlig and Casella have answered the complaint, denying Mr. Freeman's allegations of wrongdoing and asserting various defenses, and filed a motion for summary judgment seeking dismissal of all claims. In order to facilitate the completion of the company's initial public offering in November 1999, certain stockholders of the company, including the two officers named as defendants, agreed to indemnify the company for any settlement by the company or any award against the company in excess of $350,000, but not including legal fees paid by or on behalf of the company or any other party. The company has agreed to indemnify Messrs. Bohlig and Casella for legal fees incurred by them in connection with the lawsuit, plus settlements or awards up to $350,000 in the aggregate. The company accrued a $215,000 reserve for this claim during fiscal 2000.

    On or about April 26, 1999, Mr. Salvatore Russo filed an action in the U.S. District Court, District of New Jersey against KTI, Inc., now a wholly owned subsidiary of the company and two of its principal officers, Ross Pirasteh and Martin J. Sergi, purportedly on behalf of all shareholders who purchased
KTI, Inc. common stock from May 4, 1998 through August 14, 1998. Ms. Melanie Miller filed an identical complaint on May 14, 1999. The complaints allege that the defendants made material misrepresentations in KTI, Inc.'s quarterly report on form 10-Q for the period ended March 31, 1998 in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, concerning
KTI, Inc.'s allowance for doubtful accounts and net income. The plaintiffs are seeking undisclosed damages. KTI, Inc. believes it has meritorious defenses to these complaints. On June 15, 1999, Mr. Russo and Ms. Miller, together with Fransisco Munero, Timothy Ryan and Steve Storch, moved to consolidate the two complaints. This motion is currently pending in the District Court of New Jersey.

    KTI, Inc., leases office space from the Mall at the Galaxy, Inc., a corporation that is 72% owned by Martin J. Sergi, executive vice president--business development and a director of the company. The mall leases space to 27 tenants under long-term operating leases. KTI, Inc. made rental payments to the mall of $6,000 in fiscal 2000.

    KTI, Inc. held a promissory note of the Mall at the Galaxy, Inc. dated January 1, 1994 in the original principal amount of $121,581, bearing interest at 10% per annum. At April 30, 2000, the outstanding balance, including interest, of $54,000 was forgiven by KTI, Inc. in consideration of the forgiveness of future lease payments due the Mall at the Galaxy, Inc.

    On March 2, 2000, the company made loans to each of Mr. John W. Casella, president and chief executive officer, Mr. Bohlig, senior vice president and chief operating officer, Mr. Pirasteh, the chairman of the board of directors, and Mr. Sergi, executive vice president--business development. The terms of each loan provide for the payment of accrued interest on a quarterly basis and for the repayment of principal upon demand. Interest on each loan accrues monthly at the prime rate (9% annually at April 30, 2000) and is adjusted on a monthly basis. The company's loan to Mr. John W. Casella was in the amount of $750,000. The largest aggregate amount of indebtedness outstanding for Mr. Casella since the beginning of fiscal 2000 was $761,136. As of August 2, 2000, an amount of $12,555 was outstanding under the loan. The company's loan to Mr. Bohlig was in the amount of $400,000. As of August 2, 2000, an amount of $415,630 was outstanding under the loan, which was the largest aggregate amount of indebtedness outstanding for Mr. Bohlig since the beginning of fiscal 2000. The company's loan to Mr. Pirasteh was in the amount of $500,000. As of August 2, 2000, an amount of $519,538 was outstanding under the loan, which was the largest aggregate amount of indebtedness outstanding for Mr. Pirasteh since the beginning of fiscal 2000. The company's loan to Mr. Sergi was in the amount of $350,000. As of August 2, 2000, an amount of $363,676 was outstanding under the loan, which was the largest aggregate amount of indebtedness outstanding for Mr. Sergi since the beginning of fiscal 2000.

    The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

    On June 28, 2000, the company entered into a preferred stock purchase agreement with Berkshire Fund V Investment Corp. and Berkshire Investors LLC. Pursuant to the agreement, the company sold an aggregate of 55,750 shares of its Series A convertible preferred stock at a purchase price of $1,000 per share for an aggregate purchase price of $55,750,000. In connection with entering into the agreement, the company agreed, among other things, not to declare or pay any dividends other than on account of the Series A convertible preferred stock and common stock of the company so long as 15% of the initial number of shares of Series A convertible preferred stock remained outstanding, without first obtaining the affirmative consent of the holders of at least 50% of the then outstanding shares of Series A convertible preferred stock.

    The Series A convertible preferred stock purchasers and their permitted transferees are entitled to certain rights with respect to the registration under the Securities Act of 1933 of certain shares of the company's Class A common stock, including shares of Class A common stock that were or may be acquired pursuant to the conversion of shares of Series A convertible preferred stock. In the event the company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, the Series A convertible preferred stockholders will be entitled to include shares in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration some or all of their registrable shares. The Series A convertible preferred stockholders have the additional right to require the company to prepare and file registration statements under the Securities Act with respect to all of the registrable shares if such holders holding specified percentages of such shares and having a certain aggregate value so request. The company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. Mr. Peeler, a director of the company and a member of the audit and compensation committees and the stock plan subcommittee, is a managing director of Berkshire Partners.

STOCK PERFORMANCE GRAPH

    The stock performance graph below compares the percentage change in cumulative stockholder return on Class A common stock for the period from October 29, 1997, the first day of trading of Class A common stock, through April 30, 2000, with the cumulative total return on the Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group on the Nasdaq National Market. The stock performance graph assumes the investment on October 29, 1997 of $100.00 in Class A common stock, at the initial public offering price, in the Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group, and that dividends are reinvested. No dividends have been declared or paid on the Class A common stock of the company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             10/29/97  4/30/98  4/30/99  4/30/00
Casella Waste Systems, Inc.       100   172.92   138.89    41.32
Nasdaq Stock Market               100   116.53   156.94   239.36
Industry peer Group(1)            100    97.32    91.57    45.46

                                                        OCTOBER 29,   APRIL 30,   APRIL 30,   APRIL 30,
                                                           1997         1998        1999        2000
                                                        -----------   ---------   ---------   ---------
Casella Waste Systems, Inc............................    $100.00      $172.92     $138.89     $ 41.32
Nasdaq Stock Market (U.S. & Foreign) Index............     100.00       116.53      156.94      239.36
Industry Peer Group(1)................................     100.00        97.32       91.57       45.46

------------------------

(1) The selected peer group is comprised of securities of Waste
    Industries, Inc. and Waste Connections, Inc. The peer group selected by the company for the proxy statement relating to the 1999 Annual Meeting of Stockholders was comprised of Waste Industries, Inc. and Superior Services, Inc. Superior Services, Inc. was acquired prior to April 30, 2000.

                        PROPOSAL 2--RATIFICATION OF THE
                       SELECTION OF INDEPENDENT AUDITORS

    The board of directors has selected Arthur Andersen LLP as auditors of the company for the current fiscal year, subject to ratification by stockholders at the meeting. If the stockholders do not ratify the selection of Arthur Andersen LLP, the board of directors will reconsider the matter. A representative of Arthur Andersen LLP, which served as auditors for fiscal 2000, is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Any proposal that a stockholder intends to present at the 2001 annual meeting of stockholders must be submitted to the attention of the corporate secretary of the company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 17, 2001 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

    If a stockholder wishes to present a proposal before the annual meeting in 2001 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our secretary at our principal offices, and received not later than July 31, 2001.

                                 OTHER MATTERS

    The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

    The company will bear the costs of soliciting proxies. In addition to solicitations by mail, the company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

    THE COMPANY URGES YOU TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, IN ORDER TO MAKE SURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, WE ALSO URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By order of the Board of Directors,

September 12, 2000                                     John W. Casella
Rutland, Vermont                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

PROXY                      CASELLA WASTE SYSTEMS, INC.                    PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, OCTOBER 17, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella (with full power of substitution), as proxy of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. (the "Company") to be held on Tuesday, October 17, 2000, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock, Class B common stock and Series A convertible preferred stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock and/or preferred stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

 PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                           POSTAGE PRE-PAID ENVELOPE.

-------------------------------------------------------------------------------
Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.
-------------------------------------------------------------------------------

Has your address changed?                     Do you have any comments?


___________________________________           _________________________________

___________________________________           _________________________________

___________________________________           _________________________________

       PLEASE MARK
/X/    VOTES AS IN
       THIS EXAMPLE



THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN HIS DISCRETION.

1. To elect the following persons as Class III directors for the ensuing three years:

             (01) John W. Casella
             (02) John F. Chapple III
             (03) Wilbur L. Ross, Jr.

            For All        With-        For All
            Nominees       hold          Except

              / /           / /           / /


NOTE: IF YOU DO NOT WISH YOUR SHARES TO BE VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF THE NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEES.


2.   To ratify the selection of Arthur Andersen LLP as the company's               For     Against  Abstain
     independent auditors for the current fiscal year.                             / /       / /      / /


PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.


Mark box at right if an address change or comment has been noted on the reverse
side of this card.                                                        / /



Stockholder(s) sign here X________________________________ Date _______________